Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Employee Benefit Plans Committee
     of John Bean Technologies Corporation:

We have issued our report dated June 24, 2010, with respect to the financial statements and supplemental schedule of the John Bean Technologies Corporation Savings and Investment Plan on Form 11-K for the year ended December 31, 2009.  We hereby consent to the incorporation by reference of said report in the Registration Statement of John Bean Technologies Corporation on Form S-8 (File No. 333-152685, effective July 31, 2008).

/s/ Grant Thornton LLP

Chicago, Illinois
June 24, 2010